Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of March 1, 2019 by and among Helix TCS, Inc. (the “Company”), and each Person defined on the signature pages hereto (together with their respective successors and assigns, each an “Investor” and collectively, the “Investors”).

WHEREAS, the Company has agreed to provide certain registration rights to the Investors in order to induce the Investors to enter into that certain Securities Purchase Agreement by and among the Company and the Investors dated as of March 1, 2019 (the “Purchase Agreement”).

Now, therefore, in consideration of the mutual promises and the covenants as set forth herein, the parties hereto hereby agree as follows:

1. Definitions. Unless the context otherwise requires, capitalized terms used herein without definition and defined in the Purchase Agreement are used herein as defined therein. Notwithstanding the foregoing, as used herein the capitalized words and terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined:

“Agreement” means this Registration Rights Agreement, as the same may be amended, modified or supplemented in accordance with the terms hereof.

“Board” means the Board of Directors of the Company.

“Common Stock” means the Company’s authorized common stock, as constituted on the date of this Agreement, any stock into which such Common Stock may thereafter be changed and any stock of the Company of any other class, which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption, issued to the holders of shares of such Common Stock upon any re-classification thereof.

“Commission” means the Securities and Exchange Commission or any other governmental body at the time administering the Securities Act.

“Company” has the meaning assigned to it in the introductory paragraph of this Agreement.

“Company Securities” has the meaning any securities proposed to be sold by the Company for its own account in a registered public offering.

“Event” has the meaning assigned to it in Section 2(b) of this Agreement.

“Event Date” has the meaning assigned to it in Section 2(b) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934 (or successor statute).

“Excluded Forms” means registration statements under the Securities Act on Forms S-4 and S-8 or any successors thereto and any form used in connection with an initial public offering of securities.

“Fair Market Value” shall mean: (i) if the Principal Market for such securities is a national securities exchange, or the OTCQB or OTCQX (or a similar system then in use), the last reported sales price on the Principal Market on the Event Date or if the Event Date is not a Trading Day, the Trading Day immediately prior to such an Event Date; or (ii) if (i) is not applicable, and if bid and ask prices for shares of Common Stock are reported by the Principal Market or the OTC Pink (or successor system), the average of the high bid and low ask prices so reported on the Event Date or if the Event Date is not a Trading Day on the Trading Day immediately prior to such Event Date. Notwithstanding the foregoing, if there is no last reported sales price or bid and ask prices, as the case may be, for the day in question, then Fair Market Value shall be determined as of the latest day prior to such day for which such last reported sales price or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the Fair Market Value shall be determined in good faith by, and reflected in a formal resolution of, the Board.

“Filing Date” has the meaning assigned to it in Section 2(a) of this Agreement.

“Investors” has the meaning assigned to it in the introductory paragraph of this Agreement.

“Person” includes any natural person, corporation, trust, association, company, partnership, joint venture, limited liability company and other entity and any government, governmental agency, instrumentality or political subdivision.

“Purchase Agreement” has the meaning assigned to it in the Recitals of this Agreement.

The terms “register” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement on other than any of the Excluded Forms in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means (i) the Common Stock to be acquired by the Investors pursuant to the conversion of the Notes and exercise of the Warrants and any other shares of Common Stock subsequently acquired by the Investors, and (ii) any securities of the Company issued with respect to such Common Stock by way of any stock dividend or stock split or in connection with any merger, combination, recapitalization, share exchange, consolidation, reorganization or other similar transaction.

“Representatives” means all shareholders, officers, directors, members, managers, partners, employees and agents.

“Rule 144” has the meaning assigned to it in Section 7 of this Agreement.

“Selling Expenses” means all selling commissions, finder’s fees and stock transfer taxes applicable to the Registrable Securities registered by the Investors and all fees and disbursements of counsel for the Investors.

“Securities Act” means the Securities Act of 1933 (or successor statute), as amended.

2. Piggyback Registration.

(a) Each time the Company proposes for any reason to register any of its Common Stock under the Securities Act in connection with the proposed offer and sale of its Common Stock for money for its own account and/or for stockholders of the Company for their accounts (the “Proposed Registration”), other than pursuant to a registration statement on Excluded Forms, the Company shall promptly give written notice of such Proposed Registration to the Investors and shall offer the Investors the right to request inclusion of their Registrable Securities in the Proposed Registration. Such notice shall describe the amount and type of securities to be included in the Proposed Registration, the intended method(s) of distribution and the name of the proposed managing underwriters, if any.

(b) Each of the Investors shall have 30 days from the receipt of such notice to deliver to the Company a written request specifying the number of shares of the Registrable Securities such Investor intends to sell in the Proposed Registration and the Investor’s intended method of disposition.

(c) In the event that the Proposed Registration by the Company is, in whole or in part, an underwritten public offering, the Company shall so advise the Investors as part of the written notice given pursuant to Section 2(a), and any request under Section 2(b) must specify that each Investor’s Registrable Securities be included in the underwriting on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration.

(d) Upon receipt of a written request pursuant to Section 2(b), the Company shall promptly cause all such shares of Registrable Securities held by the Investors to be registered under the Securities Act (and included in any related qualifications under blue sky laws or other compliance), to the extent required to permit sale or disposition as set forth in the Proposed Registration.

(e) In the event that the offering is to be an underwritten offering, if the Investors propose to distribute their shares of Registrable Securities through such underwritten offering, then, the Investors agree to enter into an underwriting agreement with the underwriter or underwriters selected for such underwriting by the Company, provided that such underwriting agreement contains customary terms and provisions and all other holders proposing to sell shares of Common Stock in the Proposed Registration enter into a substantially similar underwriting agreement with such underwriter(s).

(f) Notwithstanding the foregoing, if the Company files a registration statement to register the shares of Common Stock underlying the Warrants, the Investors shall not have the right to include the shares of Common Stock underlying the Notes in the same registration statement. For the avoidance of doubt, nothing contained in this Section 2(f) shall prevent the Investor from registering its shares of Common Stock underlying the Notes in a subsequent Proposed Registration in accordance with the terms hereof. Furthermore this Section 2(f) shall not be deemed to limit the Investors right to exercise its piggyback rights in the future as provided in Section 2(a).

3. Obligations of the Company. If and whenever the Company is required by the provisions hereof to effect or cause the registration of any Registrable Securities under the Securities Act as provided herein, the Company shall:

(a)   use commercially reasonable efforts to prepare and file with the Commission a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective (and to remain effective (provided that before filing a registration statement or any amendment or supplement thereto, the Company will furnish to the Investors copies of the documents proposed to be filed)).

(b)   use commercially reasonable efforts to prepare and file with the Commission such amendments to such registration statement (including post-effective amendments) and supplements to the prospectus included therein as may be necessary to keep such registration statement effective, subject to the qualifications in Section 4(a), and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Investors set forth in such registration statement;

(c)  furnish to the Investors such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as each Investor may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Investors;

(d)  use all commercially reasonable efforts to make such filings under the securities or blue sky laws of such jurisdictions as the Investors may reasonably request to enable each Investor to consummate the sale in such state or jurisdiction of the Registrable Securities owned by such Investor;

(e)  notify the Investors at any time when a prospectus relating to their Registrable Securities is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in the related registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to the Investors a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f)  otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and to perform its obligations hereunder;

(g) use commercially reasonable efforts to cause the Registrable Securities to be quoted on each trading market and/or in each quotation service on which the Common Stock of the Company is then quoted;

(h)   provide a transfer agent for all Registrable Securities and provide a CUSIP number for all Registrable Securities, in each case not later than the effective date of the applicable registration statement; and

(i)     notify the Investors of any stop order threatened or issued by the Commission and take all actions reasonably necessary to prevent the entry of such stop order or to remove it if entered.

4. Other Procedures.

(a)  Subject to the remaining provisions of this Section 4(a) and the Company’s general obligation to use commercially reasonable efforts under Section 3, the Company shall be required to maintain the effectiveness of a registration statement until the earlier of (i) the sale of all Registrable Securities, or (ii) when all Registrable Securities held by the Investors are eligible to be sold without volume limits or other limitations under Rule 144 (or successor rules). The Company shall have no liability to the Investors for delays in the Investors being able to sell the Registrable Securities as long as the Company uses commercially reasonable efforts to file a registration statement, amendments to a registration statement, post-effective amendments to a registration statement or supplements to a prospectus contained in a registration statement (including any amendment or post effective amendments).

(b) In consideration of the Company’s obligations under this Agreement, the Investors agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) herein, each Investor shall forthwith discontinue his sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by said Section 3(e) and, if so directed by the Company, shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in the Investor’s possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(c)  The Company’s obligation to file any registration statement or amendment including a post-effective amendment, shall be subject to each Investor, as applicable, furnishing to the Company in writing such information and documents regarding such Investor and the distribution of such Investor’s Registrable Securities as may reasonably be required to be disclosed in the registration statement in question by the rules and regulations under the Securities Act or under any other applicable securities or blue sky laws of the jurisdiction referred to in Section 3(d) herein. The Company’s obligations are also subject to each Investor promptly executing any representation letter concerning compliance with Regulation M under the Exchange Act (or any successor rule or regulation). If any Investor fails to provide all of the information required by this Section 4(c), the Company shall have no obligation to include his Registrable Securities in a registration statement or it may withdraw such Investor’s Registrable Securities from the registration statement without incurring any penalty or otherwise incurring liability to such Investor.

(d) If any such registration or comparable statement refers to an Investor by name or otherwise as a stockholder of the Company, but such reference to such Investor by name or otherwise is not required by the Securities Act or the rules thereunder, then each Investor shall have the right to require the deletion of the reference to such Investor, as may be applicable.

(e) In connection with the sale of Registrable Securities, the Investors shall deliver to each purchaser a copy of any necessary prospectus and, if applicable, prospectus supplement, within the time required by Section 5(b) of the Securities Act.

5. Registration Expenses. In connection with any registration of Registrable Securities pursuant to Section 2, the Company shall, whether or not any such registration shall become effective, from time to time, pay all expenses (other than Selling Expenses) incident to its performance of or compliance, including, without limitation, all registration, and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, printing and copying expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent public accountants and other Persons retained by the Company.

6. Indemnification.

(a) In the event of any registration of any shares of Common Stock under the Securities Act pursuant to this Agreement, the Company shall indemnify, defend and hold harmless each Investor, its Affiliates, and their respective Representatives, successors and assigns, from and against any losses, claims, damages or liabilities, joint or several, to which each Investor, its Affiliates, and their respective Representatives, successors and assigns may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Registrable Securities pursuant to Section 3(d) herein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, or state securities or blue sky laws or relating to action or inaction required of the Company in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws. If the Company fails to defend the Investor, its Affiliates, and their respective Representatives, successors and assigns, as applicable, as required by Section 6(c) herein, it shall reimburse (after receipt of appropriate documentation) each Investor, its Affiliates, and their respective Representatives, successors and assigns for any legal or any other out-of-pocket expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to an Investor, its Affiliates, or their respective Representatives, successors or assigns in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said prospectus, or said amendment or supplement or any document incident to registration or qualification of any Registrable Securities pursuant to Section 3(d) hereof in reliance upon and in conformity with written information furnished to the Company by such Investor, its Affiliates, or their respective Representatives, successors or assigns specifically for use in the preparation thereof or (ii) any act or failure to act of such Investor, its Affiliates, or their respective Representatives, successors or assigns including the failure of an Investor to deliver a prospectus as required by Section 5(e) of the Securities Act.

(b) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each Investor shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6(a)) the Company, each director of the Company, each officer of the Company who signs such registration statement, the Company’s attorneys and auditors and any Person who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability that arises out of or is based upon any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if and to the extent that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Investor specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 6(a) or (b), such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action. The indemnifying party shall be relieved of its obligations under this Section 6(c) if and to the extent that the indemnified party delays in giving notice and the indemnifying party is damaged or prejudiced by the delay. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so as to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by the indemnifying party in connection with the defense thereof, provided, however, that, if counsel for an indemnified party shall have reasonably concluded that there is an actual or potential conflict of interest between the indemnified party and the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 6; provided, however, that in no event shall any indemnification by an Investor under this Section 6 exceed the net proceeds from the sale of Registrable Securities received by the Investor. No indemnified party shall make any settlement of any claims indemnified against hereunder without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event that any indemnifying party enters into any settlement without the written consent of the indemnified party, the indemnifying party shall not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release of such indemnified party from all liability in respect to such claim or litigation.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which (i) any indemnified party makes a claim for indemnification pursuant to this Section 6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required in circumstances for which indemnification is provided under this Section 6; then, in each such case, the Company and such Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect the relative fault of the Company and such Investor in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission (or avoid the conduct or take an act) which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro-rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) no such Investor shall be required to contribute any amount in excess of the net proceeds to him of all Registrable Securities sold by him pursuant to such registration statement, and (ii) no Person who is guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Notwithstanding any of the foregoing, if, in connection with an underwritten public offering of the Registrable Securities, the Company, any Investor and the underwriters enter into an underwriting agreement relating to such offering which contains provisions covering indemnification among the parties, then the indemnification provision of this Section 6 shall be deemed inoperative for purposes of such offering.

7. Rule 144. As long as an Investor holds restricted securities (as that term is used in Rule 144), the Company covenants that it will (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times, (ii) file in a timely manner the reports and other documents required to be filed under the Securities Act or the Exchange Act and the rules and regulations adopted by the Commission thereunder, (iii) furnish to each Investor promptly upon request (x) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Company, and (z) such other information as an Investor may reasonably request, and (iv) cooperate with each Investor and respond as promptly as possible to any requests from such Investor in connection with Rule 144 transfers of restricted securities, in each case to enable such Investor to sell his Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission (collectively, “Rule 144”). Provided, however, nothing contained in this Section 7 or elsewhere in this Agreement shall prevent the Company from consummating a transaction in which another entity acquires it through a merger or similar transaction.

8. Severability. In the event any parts of this Agreement are found to be illegal, unenforceable or void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the illegal, unenforceable or void parts were deleted.

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

10. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

11. Notices and Addresses. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Purchase Agreement.

12. Attorneys’ Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding relating to this Agreement is filed, the prevailing party shall be entitled to an award by the court of reasonable attorneys’ fees, costs and expenses.

13. Entire Agreement; Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement of the change, waiver discharge or termination is sought.

14. Additional Documents. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

15. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of New York.

16. Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

Signature Page To Follow

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed personally or by a duly authorized representative thereof as of the day and year first above written.

Company:

Helix TCS, Inc.

By:
Name:
Title:

Investors:

DIAMOND ROCK, LLC

By:
Name:	Name: Neil Rock
Its:	Managing Member

Signature Page to Registration Rights Agreement